Exhibit 10.1

FINAL

DEC 2012 VERSION

HMH HOLDINGS (DELAWARE), INC.

2012 MANAGEMENT INCENTIVE PLAN

ARTICLE I

INTRODUCTION

1.1 Purposes. The purposes of the HMH Holdings (Delaware), Inc. 2012 Management Incentive Plan (this “Plan”) are (a) to align the interests of the Company’s stockholders and the recipients of Awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (b) to advance the interests of the Company and its Affiliates by attracting and retaining certain key employees, directors, consultants and other service providers (and prospective key employees, directors, consultants and other service providers) and (c) to motivate such Persons to act in the long-term best interests of the Company and its stockholders.

1.2 Certain Definitions.

(a) “Affiliate” means, with respect to a Person (i) any Person or entity that directly or indirectly controls, is controlled by or is under common control with, such Person and/or (ii) to the extent provided by the Committee, any Person or entity in which such Person has a significant interest; provided, that, the term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person or entity, whether through the ownership of voting or other securities, by contract or otherwise; provided, further, that with respect to the award of any “stock right” within the meaning of Section 409A of the Code that is intended not to constitute “deferred compensation” under Section 409A of the code, such affiliate must qualify as a “service recipient” within the meaning of Section 409A of the Code and in applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” is used instead of “at least 80 percent”.

(b) “Award” shall mean any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Stock Bonus Award granted under this Plan.

(c) “Award Notice” shall mean the written communication evidencing an Award hereunder from the Company to the recipient of such Award.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Cause” shall mean, in the case of a particular Award, unless the applicable Award Notice states otherwise, (i) the Grantee’s commission or guilty plea or plea of no contest to a felony (or its equivalent under applicable law) or any crime that involves moral turpitude, (ii) conduct by the Grantee that constitutes fraud or embezzlement or any acts of dishonesty in relation to his or her duties with the Company or its Affiliates, (iii) the Grantee having engaged in gross negligence, bad faith or intentional misconduct which causes either reputational or economic harm to the Company or its Affiliates, (iv) the Grantee’s continued refusal to substantially perform his or her essential duties with respect to the Company or its Affiliates, which refusal is not remedied within ten (10) days after written notice from the Board (which notice specifies in reasonable detail the grounds constituting Cause under this subclause), or (v) the Grantee’s breach of his or her obligations under any service contract he or she has with the Company or its Affiliates or any written Company employment policy, including any code of conduct, which is not cured, if curable, within ten (10) days after the Company notifies the Grantee of such breach (which notice specifies in reasonable detail the grounds constituting Cause under this subclause).

(f) “Change in Control” shall, in the case of a particular Award, unless the applicable Award Notice states otherwise or contains a different definition of “Change in Control,” or unless otherwise provided in any employment agreement between the Company and the applicable Grantee, the occurrence of any one of the following events:

(i) any Person (other than a Permitted Holder), together with its Affiliates (other than a Permitted Holder), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the outstanding common stock or voting power of the Company by merger, consolidation, reorganization or otherwise;

(ii) the sale of all or substantially all of the Company’s assets, determined on a consolidated basis, to any Person or group (as that term is used in Section 13(d) of the Exchange Act) of Persons (other than any Permitted Holder or their Affiliates); or

(iii) the Company combines with another company if, immediately after such combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, less than 50% of the Voting Stock of the combined entity;

provided, however, that for purposes of this definition, no group will be deemed to have been formed solely by virtue of the execution and delivery of the Restructuring Support Agreement and the Investor Rights Agreement and the consummation of the transactions contemplated thereby.

For purposes hereof, (A) “Restructuring Support Agreement” shall mean the Restructuring Support Agreement, dated as of May 10, , 2012, by and among the parties thereto (as amended from time to time); (B) “Investor Rights Agreement” shall mean the Investor Rights Agreement, dated as of June 22, 2012 by and among the Company and certain of its stockholders (as amended from time to time); (C) “Permitted Holder” shall mean the informal group of unaffiliated holders of First Lien Bank Claims and 10.5% Notes Claims that have executed the Restructuring Support Agreement (but excluding any such holder that as of the Emergence Date was not the beneficial owner, directly or indirectly, of 5% or more of the outstanding common stock or voting power of the Company), and their Affiliates, advisors, nominees or investment managers; and (D) “Voting Stock” shall mean capital stock (of any class or classes) having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of the Company.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h) “Committee” shall mean the Board or a committee designated by the Board to administer the Plan, consisting of two or more members of the Board, in accordance with applicable law or regulation.

(i) “Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, and all rights appurtenant thereto.

(j) “Company” shall mean HMH Holdings (Delaware), Inc., a Delaware corporation, or any successor thereto.

(k) “Disability” shall mean, in the case of a particular Award, unless the applicable Award Notice states otherwise, that the Grantee (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 6 months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 6 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company, as determined by the Committee; provided, that, in the case of an Incentive Stock Option, Disability shall have the meaning set forth in Section 22(e) of the Code.; provided, further, that with respect to any Award that constitutes “deferred compensation” under Section 409A of the Code, it shall have the meaning set forth in Treasury Regulation Section 1.409A-3(i)(4).

(l) “Emergence Date” shall have the meaning set forth in Section 9.1.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Exercise Date” shall mean the date on which an Award or portion of an Award is exercised, subject to the terms hereof.

(o) “Exercise Price” shall mean the exercise price per share of Common Stock subject to a Stock Option to be paid by the Grantee pursuant to the terms of this Plan and any Award Notice.

(p) “Fair Market Value” shall mean, unless otherwise provided in an Award Notice, the fair market value per share of Common Stock to be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.

(q) “Grantee” shall mean any recipient of an Award under the Plan.

(r) “Initial Public Offering” shall have the meaning set forth in Section 10.2

(s) “Incentive Stock Option” or “ISO” shall mean a Stock Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(t) “Mature Shares” shall mean shares of Common Stock that are not subject to any pledge or other security interest and that have been held by the Grantee for the applicable period as determined by the Company’s auditors to avoid adverse accounting charges.

(u) “Non-Qualified Stock Options” shall mean Stock Options that are not intended to constitute “incentive stock options” within the meaning of Section 422 of the Code.

(v) “Option Period” shall have the meaning set forth in Section 5.4.

(w) “Person” shall mean “person” as such term is used in Section 13(d) of the Exchange Act.

(x) “Plan of Reorganization” means the HMH Holdings (Delaware), Inc. joint prepackaged Chapter 11 plan of reorganization pursuant to Section 1121(a) of Title 11 of the United States Code, dated as of May 21, 2012.

(y) “Restricted Period” means the period of time determined by the Committee during which an Award of Restricted Stock or Restricted Stock Units is subject to certain specified restrictions.

(z) “Restricted Stock” means shares of Common Stock, granted under Article VII of the Plan subject to a Restricted Period.

(aa) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, granted under Article VII of the Plan subject to a Restricted Period.

(bb) “Securities Act” shall mean the Securities Act of 1933, as amended.

(cc) “Stock Appreciation Right” or “SAR” shall mean an Award granted under Article VI of the Plan.

(dd) “Stock Options” shall mean an Award granted under Article V of the Plan.

(ee) “Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

(ff) “Ten Percent Shareholder” means a Person who owns (or is deemed to own pursuant to Section 424(d) of the Code) equity securities possessing more than ten percent

(10%) of the total combined voting power of all classes of equity securities of the Company or of any of its “parent corporations” or “subsidiary corporations” as such terms are defined in Section 422 of the Code.

ARTICLE II

ADMINISTRATION

2.1 This Plan shall be administered by the Committee. The Committee shall, subject to the terms of this Plan, select eligible Persons (including key employees, directors, consultants and other service providers (and prospective key employees, directors, consultants and other service providers)) for participation in this Plan and determine the amount, timing, and type of each Award to such Persons and the number of shares of Common Stock subject to such an Award, any applicable Exercise Price, Restricted Period or vesting associated with the Award, the time and conditions of exercise of the Award, if applicable, and all other terms and conditions of the Award, including, without limitation, the form of the Award Notice evidencing the Award. The Committee may, in its sole discretion and for any reason at any time take action such that any or all outstanding Awards shall become vested and/or exercisable in part or in full. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, correct any defects and supply any omissions under this Plan, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an Award, conditions with respect to the Award, such as limiting competitive employment or other activities and make any other determinations necessary or desirable for the administration of the Plan. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

2.2 No member of the Board or Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-Laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

ARTICLE III

SHARES SUBJECT TO THE PLAN

3.1 Shares Available. An aggregate of 8,187,135 shares of Common Stock shall be available for Awards under this Plan, subject to adjustment as provided below; provided, that, with respect to grants of Incentive Stock Options under the Plan, no more than 8, 187, 135 shares of Common Stock may be granted pursuant to Incentive Stock Options. Shares of Common Stock used to pay the required Exercise Price or to satisfy any tax withholding obligation and shares underlying any Awards, or portion thereof, that are forfeited or cancelled, expire unexercised or are settled in cash are again available for Awards under this Plan. Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

3.2 Adjustments. In the event of any extraordinary dividend or other distribution (other than an ordinary dividend) (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, reclassification, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets or shares of Common Stock of the Company, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar transaction or event (including, without limitation, any unusual or nonrecurring events and/or a Change in Control), and in the Committee’s opinion, such event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Committee shall, in such manner as it may deem equitable, make any adjustments, including, without limitation, any or all of the following:

(a) adjusting any or all of (i) the number or kind of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan and (ii) the terms of any outstanding Award, including, without limitation, (A) the number or kind of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (B) the exercise price with respect to any Award, or (C) any performance conditions relating to the Award; and

(b) providing for a substitution or assumption of Awards, accelerating the vesting, exercisability of, lapse of Restricted Period with respect to, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustments under this Section shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act, to the extent applicable. The Company shall give each Grantee notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Notwithstanding the foregoing, any such adjustments made to an Incentive Share Option shall be made in accordance with Section 424(a) of the Code and any adjustment to any other Award that is subject to Section 409A of the Code shall be made in accordance with Section 409A of the Code, unless otherwise determined by the Committee in its sole discretion.

3.3 Termination. Upon the occurrence of any of the foregoing transactions and/or events set forth in Section 3.2 above, in which outstanding Awards do not remain otherwise outstanding and are not assumed or substituted, the Committee may, in its sole discretion, cancel any one or more of such outstanding vested Awards and cause to be paid to the holders of such outstanding Awards as of the time of such transaction or event, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such vested Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of a vested outstanding Stock Option, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock covered by the Stock Option over the aggregate Exercise Price of such vested Stock Option (it being understood that, in such event, any Stock Option having an Exercise Price per share of Common Stock equal to, or in excess of, the Fair Market Value per share of Common Stock covered by the Stock Option may be canceled and terminated without any payment or consideration therefor). The Committee may also provide in the terms of any Award Notice that upon the occurrence of any of the foregoing transactions and/or events set forth in Section 3.2 above, in which outstanding Awards do not remain otherwise outstanding and are not assumed or substituted, then unless otherwise determined by the Committee in connection with such transaction or event, any outstanding Awards that are unvested as of such transaction or event shall be forfeited as of such time.

3.4 Future Transactions. The existence of the Plan, the Award Notice and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the Board to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issuance of shares of Common Stock or of options, warrants or rights to purchase shares of Common Stock or of bonds, debentures, preferred or prior preference shares of Common Stock whose rights are superior to or affect the shares of Common Stock or the rights thereof or which are convertible into or exchangeable for shares of Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other act or proceeding, whether of a similar character or otherwise.

3.5 The Committee’s determination in good faith under this Article III shall be final, binding and conclusive.

ARTICLE IV

AWARDS

4.1 Eligibility. The Committee, in its discretion, may make Awards to key employees, directors, consultants and other service providers (and prospective key employees, directors, consultants and other service providers)) of the Company or of any Affiliate. The persons listed on Annex A shall receive initial grants of Awards on the Emergence Date in the amounts and with the Exercise Price set forth next to their names on Annex A. Each Award under this Plan shall be evidenced by an Award Notice.

ARTICLE V

STOCK OPTIONS

5.1 Grant of Stock Options. Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable, which may include, without limitation, noncompetition, nonsolicitation, non-disclosure and/or other restrictive covenants as the Committee shall determine.

5.2 Exercise Price. Except as otherwise provided by the Committee in the case of substitute awards issued in connection with a Change in Control or other event pursuant to Article IX or Article III of the Plan, the Exercise Price for each Award shall not be less than 100% of the Fair Market Value per share of Common Stock as of the date of grant of such Award; provided, that, with respect to grants of Incentive Stock Options to Ten Percent Shareholders, the Exercise Price shall not be less than 110% of the Fair Market Value per share of Common Stock as of the date of grant of such Award.

5.3 Vesting. Unless otherwise determined by the Committee and specified in the applicable Award Notice, each Stock Option granted under this Plan shall vest and become exercisable with respect to twenty-five percent (25%) of the shares of Common Stock covered by such Stock Option on each of the first four anniversaries of the date such Stock Option was granted; provided that the Grantee is employed by the Company or any Subsidiary on each such vesting date. Unless otherwise determined by the Committee and specified in the applicable Award Notice, all Stock Options outstanding under the Plan shall vest and become exercisable with respect to one hundred percent (100%) of the shares of Common Stock covered by such Stock Option on the occurrence of a Change in Control.

5.4 Option Period. All Stock Options granted under this Plan shall expire seven (7) years following the applicable date of grant (the “Option Period”), subject to extension of the Option Period pursuant to Section 9.5 hereof or earlier termination as provided in Section 5.7 below or the Award Notice; provided, that if the Option Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition (but not beyond any date that would cause such Award to violate the provisions of Section 409A of the Code). Notwithstanding the foregoing, with respect to grants of Incentive Stock Options to Ten Percent Shareholders, the Option Period shall not exceed five (5) years following the applicable date of grant.

5.5 Method of Exercise. Unless otherwise determined by the Committee, and subject to Section 9.5 hereof, a Stock Option may be exercised by (x) giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased, (y) accompanying such notice with payment of the aggregate purchase price therefor in full in cash or by certified check and (z) executing such documents as the Company may reasonably request. In addition to the foregoing, in the discretion of the Committee payment of the aggregate purchase price may be made (1) by delivery of shares of Common Stock (that are Mature Shares) having a Fair Market Value, determined as of the Exercise Date, equal to the aggregate purchase price payable by reason of such exercise, (2) authorizing the Company to withhold whole shares of Common Stock that would otherwise be delivered having an aggregate Fair Market Value, determined as of the Exercise Date, equal to the amount necessary to satisfy such obligation, (3) in cash by a broker-dealer acceptable to the Company to whom the Grantee has submitted an irrevocable notice of exercise or (4) a combination of (1), (2) and (3). Any fraction of a share of Common Stock that would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Grantee.

5.6 Incentive/Non-Qualified Stock Options. Stock Options granted hereunder may be either Incentive Stock Options or Non-Qualified Stock Options, as designated by the Committee in an Award Notice; provided, that awards of Incentive Stock Options shall be made only to employees of the Company and any “parent corporation” or a “subsidiary corporation” within the meaning of Section 424 of the Code.

5.7 Termination of Employment. Unless otherwise provided in an Award Notice or employment agreement between the Company and the affected Grantee, the following terms and conditions shall apply in the event of the termination of the Grantee’s employment. For the avoidance of doubt, references to “employment” in this Article IV shall be to “service,” as applicable.

(a) Unvested Awards. In the event that a Grantee’s employment is terminated for any reason, the Grantee shall forfeit the unvested portion of the Stock Option held by such Grantee as of the termination date.

(b) For Cause. In the event that a Grantee’s employment is terminated by the Company or any Subsidiary for Cause, unless otherwise provided in any written employment agreement between the Grantee and the Company or any Subsidiary, the Grantee shall forfeit any Stock Option held by such Grantee, whether or not vested, as of the termination date.

(c) Death/Disability. In the event that a Grantee’s employment is terminated due to such Grantee’s death or by the Company or any Subsidiary due to such Grantee’s Disability, any vested portion of a Stock Option held by such Grantee as of the termination date shall remain exercisable until the earlier of (i) one year following such termination date and (ii) the date such Stock Option would otherwise expire by its terms. Thereafter, any unexercised portion of the Stock Option shall be forfeited immediately.

(d) Other than for Cause/Death/Disability. Except as provided otherwise in any Award Notice, in the event that a Grantee’s employment is terminated other than by reason of the Grantee’s death and other than by the Company or any Subsidiary for Cause or due to the Grantee’s Disability, any vested portion of a Stock Option held by such Grantee as of the termination date shall remain exercisable until the earlier of (i) ninety (90) days following such termination date and (ii) the date such Stock Option would otherwise expire by its terms. Thereafter, any unexercised portion of the Stock Option shall be forfeited immediately.

(e) Voluntary Resignation. In the event that a Grantee’s employment is terminated by reason of the Grantee’s voluntary resignation, any vested portion of a Stock Option held by such Grantee as of the termination date shall remain exercisable until the earlier of (i) thirty (30) days following such termination date and (ii) the date such Stock Option would otherwise expire by its terms. Thereafter, any unexercised portion of the Stock Option shall be forfeited immediately.

ARTICLE VI

STOCK APPRECIATION RIGHTS

6.1 Grant of Stock Appreciation Rights. The Committee may, in its discretion, either alone or in connection with the grant of another Award, grant a Stock Appreciation Right in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Notice. If granted in connection with a Stock Option, a Stock Appreciation Right shall cover the same number of shares of Common Stock covered by the Stock Option (or such lesser number of shares as the Committee may determine) and shall, except as provided in this Article VI, be subject to the same terms and conditions as the related Stock Option.

6.2 Time of Grant. A Stock Appreciation Right may be granted (i) at any time if unrelated to a Stock Option, or (ii) if related to a Stock Option, at the time of grant of such Stock Option.

6.3 Stock Appreciation Right Related to a Stock Option.

(a) A Stock Appreciation Right granted in connection with a Stock Option shall be exercisable, subject to Section 9.5 hereof, at such time or times and only to the extent that the related Stock Option is exercisable, and will not be transferable except to the extent the related Stock Option may be transferable.

(b) Upon the exercise of a Stock Appreciation Right related to a Stock Option, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right over the per share exercise price under the related Stock Option, by (B) the number of shares of Common Stock as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Award Notice evidencing the Stock Appreciation Right at the time it is granted.

(c) Upon the exercise of a Stock Appreciation Right granted in connection with a Stock Option, the Stock Option shall be canceled to the extent of the number of shares as to which the Stock Appreciation Right is exercised, and upon the exercise of a Stock Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of Common Stock as to which the Stock Option is exercised or surrendered.

6.4 Stock Appreciation Right Unrelated to a Stock Option. The Committee may grant to a Grantee Stock Appreciation Rights unrelated to Stock Options. A Stock Appreciation Right unrelated to Stock Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine. Upon exercise of a Stock Appreciation Right unrelated to a Stock Option, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right over the per share exercise price of the Stock Appreciation Right, by (ii) the number of shares of Common Stock as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Award Notice evidencing the Stock Appreciation Right at the time it is granted.

6.5 Method of Exercise. Except as provided in an Award Notice, Stock Appreciation Rights shall be exercised by a Grantee only by a written notice which has been approved by the Company and delivered in person, by mail or such other approved manner to the Company at the Company’s principal executive office, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised and such other information as requested by the Company. If requested by the Committee, the Grantee shall deliver the Award Notice evidencing the Stock Appreciation Right being exercised and the Award Notice evidencing any related Stock Option to the Company who shall endorse thereon a notation of such exercise and return such Award Notice to the Grantee.

6.6 Form of Payment. Except as provided in an Award Notice, payment of the amount determined under this Article VI may be made in the discretion of the Committee solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and shares. If the Committee decides to make full payment in shares of Common Stock and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

ARTICLE VII

RESTRICTED AWARDS

7.1 Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Notice. Each such grant shall be subject to the conditions set forth in this Article VII, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Notice.

7.2 Share Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee may, but need not, cause a share certificate registered in the name of the Grantee to be issued and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Grantee pending the release of the applicable restrictions, the Committee may require the Grantee to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Grantee shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Article VII and the applicable Award Notice, the Grantee generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock and to receive dividends; provided, however, that any dividends declared and paid during any period that such Restricted Stock is subject to restrictions shall be accrued and paid to the Grantee when the applicable restrictions lapse. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Grantee evidencing such shares shall be returned to the Company, and all rights of the Grantee to such shares and as a shareholder with respect thereto shall terminate without further obligation on the part of the Company.

7.3 Vesting. Each Award Notice shall set forth the applicable Restricted Period and the terms pursuant to which such Restricted Period shall lapse.

7.4 Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(a) Except as otherwise set forth in the applicable Award Notice, upon the expiration of the Restricted Period with respect to any Restricted Stock, the restrictions set forth in the applicable Award Notice shall be of no further force or effect with respect to such shares except for those certain restrictions set forth in Section 9.6 hereof. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Grantee, or his or her beneficiary, without charge, the share certificate evidencing the Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been attributable to any particular shares of Restricted Stock shall be distributed to the Grantee in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends within 30 days following the lapse of the Restricted Period, and, if such share is forfeited, the Grantee shall have no right to such dividends (except as otherwise set forth in the applicable Award Notice).

(b) Unless otherwise provided in an Award Notice, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver, within 30 days thereafter, to the Grantee, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to pay cash or part cash and part shares of Common Stock in lieu of delivering only shares of Common Stock in respect of such Restricted Stock Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the shares of Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

7.5 Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of the Restricted Period with respect to such shares of Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE HMH HOLDINGS (DELAWARE), INC. 2012 MANAGEMENT INCENTIVE PLAN AND A RESTRICTED STOCK AWARD NOTICE, BETWEEN HMH HOLDINGS (DELAWARE), INC. AND THE GRANTEE. A COPY OF SUCH PLAN AND AWARD NOTICE IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF HMH HOLDINGS (DELAWARE), INC.

ARTICLE VIII

STOCK BONUS AWARDS

The Committee may issue unrestricted shares of Common Stock, or other Awards denominated in shares of Common Stock, under the Plan to Grantees, either alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under the Plan shall be evidenced by an Award Notice. Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Notice.

ARTICLE IX

GENERAL

9.1 Effective Date and Term of Plan. This Plan shall be effective as of the effective date of the Plan of Reorganization, June 22, 2012 (the “Emergence Date”), and shall terminate as of the tenth anniversary of the Emergence Date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any Award granted prior to termination. Confirmation of the Plan of Reorganization shall constitute all necessary approval by the stockholders of the Company of the Plan.

9.2 Amendments. The Board may amend this Plan and any Award Notice as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation; provided, however, that no amendment may materially impair the rights of a Grantee without the consent of such Grantee.

9.3 Non-Transferability. Unless otherwise determined by the Committee, no Award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Unless otherwise specified by the Committee in an Award Notice, no Award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any Award, such Award and all rights thereunder shall immediately become null and void.

9.4 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an Award made hereunder, payment by the holder of such Award of any federal, state, local or other taxes that may be required to be withheld or paid in connection with such Award. At the sole discretion of the Committee, the Grantee may satisfy such withholding obligation (a) by allowing the Company to withhold whole shares of Common Stock that would otherwise be delivered to the Grantee, having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay, equal to the minimum withholding taxes required in connection with an Award, or allowing the Company to withhold an amount of cash that would otherwise be payable to the Grantee, in the amount necessary to satisfy any such obligation; (b) by paying such obligation in cash; (c) in cash from a broker-dealer acceptable to the Company to whom the Grantee has submitted an irrevocable notice of exercise; (e) by delivering shares of Common Stock (that are Mature Shares) having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay, equal to the amount necessary to satisfy such obligation; or (f) any combination of the foregoing.

9.5 Applicable Securities Laws and Restrictions on Exercise. Shares of Common Stock issued pursuant to Awards granted under this Plan shall not be sold or transferred unless either they first shall have been registered under the Securities Act or upon request by the Company, the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act. In addition, in no event shall any Stock Option or Stock Appreciation Right be exercised by a Grantee if such exercise would result in a violation of applicable securities and other laws, as determined by the Committee in its sole discretion. In the event that the exercise of any Stock Option or settlement or vesting of any other Award is restricted pursuant to the foregoing, the Committee shall toll the applicable exercise period or otherwise delay such settlement or vesting until such restriction no longer exists.

9.6 Restrictions on Shares. Each Award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any Award made hereunder bear a legend similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH

LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.

9.7 No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no Person shall have any right to participate in this Plan. Neither this Plan nor any Award made hereunder shall confer upon any Person any right to continued employment by or service with the Company, any Subsidiary or any Affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any Affiliate of the Company to terminate the employment of any Person at any time without liability hereunder.

9.8 Clawback/Forfeiture. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of any securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Award Notices).

9.9 Rights as Stockholder. No Person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an Award hereunder unless and until such Person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

9.10 Governing Law. This Plan, each Award hereunder and the related Award Notice, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

9.11 Other Agreements. Notwithstanding anything herein to the contrary, the Committee may require in any Award Notice, as a condition to the grant of and/or the receipt of shares of Common Stock under an Award, that the Grantee execute the Investor Rights Agreement (prior to the occurrence of an Initial Public Offering), lock-up, shareholder or other agreements, as it may determine in its sole and absolute discretion provided that such agreement is not materially inconsistent with the purpose of the Award.

9.12 International Participants. With respect to Grantees who are not subject to taxation in the United States, the Committee may in its sole discretion adopt a subplan with respect to such Grantees in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Grantee, the Company or its Affiliates.

ARTICLE X

REPURCHASE RIGHTS

10.1 Repurchase Rights.

(a) Except as otherwise required by law, unless otherwise specifically provided in any Award Notice, following a termination of any Grantee’s service by the Company for Cause, the Company or its designee shall have the right to purchase any or all of a Grantee’s securities acquired upon vesting of Awards or exercise of Stock Options (the “Subject Shares”), in either case, at a price per share of Common Stock as determined below (the “Repurchase Price”) at any time within 180 days following such termination of service.

(b) Except as otherwise required by law, unless otherwise specifically provided in any Award Notice, the Repurchase Price per share shall equal the lesser of (i) the per share exercise price paid in the case of Stock Options and the per share purchase price, if any, paid by the Grantee for shares of Common Stock acquired upon vesting of the Award (which amount shall be zero ($0.00) if no purchase price was paid therefor in connection with a “net cashless exercise”) and (ii) the Fair Market Value per share of Common Stock as of the date of termination of employment.

(c) Payment of the purchase price in connection with any such purchase of the Subject Shares shall be in the form of cash.

(d) The closing of the purchase and sale of the Subject Shares pursuant to this Section 10.1 shall be consummated as promptly as practicable after notice of purchase is delivered by the Company to such Grantee.

(e) At any closing for the purchase of Subject Shares, each Grantee selling Subject Shares shall deliver certificates representing such Subject Shares, duly endorsed with a signature guarantee for transfer and accompanied by all requisite transfer taxes, if any, and such Subject Shares shall be free and clear of any liens, claims, options, charges, encumbrances or rights (other than those arising hereunder), and such selling Grantee shall so represent and warrant, and each shall further represent that it is the beneficial and record owner of such Subject Shares and has the authority to sell such Subject Shares. At such closing, each purchaser of Subject Shares shall deliver at such closing payment for the Repurchase Price for each Subject Share purchased by it by certified or official bank check or wire transfer. At such closing, all of the parties shall execute such additional documents as are otherwise reasonable, customary and appropriate in connection with such sale of Subject Shares.

10.2 Initial Public Offering. The restrictions and rights set forth in this Article X shall expire upon the consummation of the first public offering of the Company’s Common Stock pursuant to a registration statement (other than on a Form S-8 or successor forms) filed with, and declared effective by the Securities and Exchange Commission (the “Initial Public Offering”).

ANNEX A

INITIAL STOCK OPTION GRANTS

[Redacted]